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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3; Registration No. 333-35828) and related Prospectus of Axys Pharmaceuticals, Inc. for the registration of $35,000,000 debt securities and warrants to purchase shares of its common stock and to the incorporation by reference therein of our report dated February 18, 2000, with respect to the consolidated financial statements of Axys Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                          Ernst & Young LLP

July 10, 2000
Palo Alto, California